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                                                                Exhibit 10.7

                                                                CONFIDENTIAL

CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


                   MASTER SOFTWARE LICENSE AND SERVICES AGREEMENT


     This Master Software License and Services Agreement (the "Agreement") is entered into as of this 16th day of April, 1999 (the "Effective Date"), by and between Commerce One, Inc. a California corporation with offices located at 1600 Riviera Avenue, Walnut Creek, California 94596 ("Commerce One") and Nippon Telegraph and Telephone Corporation, a Japanese corporation with offices located at 3-19-2, Nishi-Shinjuku, Shinjuku, Tokyo 163-8019, Japan ("NTT").

                                     BACKGROUND

     WHEREAS, Commerce One is developing or has the rights to the software and documentation described in Section 1 below and desires to license NTT to use such software on the terms and conditions stated herein; and

     WHEREAS, NTT is interested in receiving a license from Commerce One to such software and documentation on the terms and conditions stated herein, and further desires to retain Commerce One to perform certain services specific to Commerce One's software products as set forth herein; and

     WHEREAS, Commerce One desires to perform such services for NTT; and

     WHEREAS, NTT is interested in establishing an electronic commerce service in Japan enabling businesses to buy and sell products over the Internet; and

     WHEREAS, NTT and Commerce One intend to enter into an initial agreement covering a pilot project and subsequently enter into a partnership agreement with the intent to bring to market an internet based open trading community connecting trading partners across Japan; and

     WHEREAS, Commerce One and NTT wish to discuss the possibility of the marketing of a localized version of the Software in Japan and the provision of certain electronic commerce services using the localized Software in Japan.

     NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions stated herein, the parties agree as follows:

     1.   DEFINITIONS.

          1.1 "COMMERCE ONE TECHNOLOGY" shall mean (i) the Deliverables and any and all technology, information, data, know-how, ideas, designs, software, inventions, documentation, resources and all other tangible and intangible items made, conceived or reduced to practice by Commerce One alone or jointly with others hereunder, and (ii) all Intellectual Property rights in (i).

          1.2 "DELIVERABLE" shall mean an item identified as a deliverable in the Statement of Work.

          1.3 "DOCUMENTATION" shall mean any instructions, manuals or other materials provided to NTT by Commerce One in connection with the Software.

          1.4 "INTELLECTUAL PROPERTY" means any and all (by whatever name or term known or designated) tangible and intangible and now known or hereafter existing: copyrights (including derivative works, as defined by the United States Copyright Act, thereof), trademarks, trade names, trade secrets, mask work rights, know-how, patents and any other intellectual and industrial property and proprietary rights, of every kind and nature throughout the universe and however designated, and including all registrations, applications, renewals and extensions thereof.

          1.5 "PHASE II" shall have the meaning set forth in the Statement of Work.

          1.6 "SOFTWARE" shall mean the computer program(s) set forth in EXHIBIT A in machine executable object code format and the Documentation, together with Updates thereto and Deliverables provided to NTT in accordance with the terms and conditions hereof.

          1.7 "Specifications" means the technical specifications for the Deliverables which will be developed in conjunction with the Statement of Work in accordance with Section 4.5.

          1.8 "STATEMENT OF WORK" shall mean a document setting forth in detail the services and Deliverables to be performed and delivered by Commerce One under this Agreement and an estimated schedule therefor. A preliminary version of the Statement of Work is attached as EXHIBIT B. The Statement of Work may be amended by the parties from time to time in accordance with this Agreement. Each separate Statement of Work shall be sequentially numbered as EXHIBIT B
(e.g., EXHIBIT B-1, B-2, etc.).

          1.9 "UPDATES" shall mean new versions of the Software that Commerce One makes available generally to customers of the Software as part of the support described in Section 3 below.

     2.   SCOPE.

          2.1 RIGHT TO USE. Subject to the terms and conditions of this Agreement, Commerce One grants NTT [*], without right of sublicense, to install the Software at the Designated Sites (as defined below) and to use the Software for internal business purposes only. Additionally, NTT can provide access to MarketSite services to up to five (5) external business partners during Phase II of this project. Further, it is understood and agreed that beta versions of the Software provided hereunder to NTT are still under development and are provided for


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[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
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TO THE OMITTED PORTIONS.

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experimental, evaluation purposes only. Accordingly beta versions of the
Software shall not be used in a production or commercial environment. Unless otherwise specified herein, NTT shall install the double byte enabled version of the Software, if any, solely at the locations in Japan set forth in EXHIBIT D (collectively, the "Designated Sites"). Commerce One will use reasonable efforts to timely complete the development of the double byte enabled version of the Software. NTT agrees that it will not itself, or through any third party, modify the Software or reverse engineer, disassemble, decompile or otherwise attempt to derive source code from the Software; use the Software to provide services to third parties, whether in commercial timesharing, rental or sharing arrangements, or otherwise use the Software on a "service bureau" basis.

          2.2 COPIES. NTT shall not copy the Software, in whole or in part, except for one (1) copy as necessary to archive such Software.

          2.3 INSTALLATION. NTT shall install or, where applicable, shall allow Commerce One to install, the Software at the Designated Sites for use in accordance with Section 2.1 above.

          2.4 INFORMATION. NTT shall provide information, including NTT Confidential Information, as reasonably requested by Commerce One to ensure compliance by NTT with the terms of this Agreement. In addition, and as a condition of the grant of the license set forth in Section 2.1 above, NTT shall permit Commerce One to operate "polling software" which monitors transactions associated with the Software, and NTT shall at all times cooperate with Commerce One to ensure that Commerce One has remote access to NTT's computers for such purpose and that Commerce One's polling software operates correctly on NTT's computers.

          2.5 EVALUATION. NTT will participate in a pilot program for the Software in accordance with the criteria set forth in EXHIBIT D ("Pilot Program"). NTT shall designate a test coordinator (the "Coordinator" as the primary contact for Commerce One during the term of this Agreement with respect to the Pilot Program). NTT will cooperate and consult with Commerce One in the evaluation of the Software based on NTT's operation, use, and testing of the Software pursuant to the Pilot Program Criteria set forth in EXHIBIT D. During the term of the Pilot Program, if NTT discovers errors or bugs in the Software, the Coordinator will promptly call Commerce One to report such problems. Commerce One shall, at any time and in its sole discretion replace, modify, alter, improve, enhance or change the Software and in such event the replaced version shall be deemed part of the Software. If Commerce One provides NTT with a corrected or updated Software, NTT shall promptly install such Software solely as a version replacement and erase from memory any and all copies of the previous Software. It is understood that any corrected or updated versions of the Software shall be used solely as version replacements and shall not expand the number or scope of licenses granted herein.

          2.6 EXCLUSIVITY. [*] "Indirect Materials" means materials used in the day-to-day operation of a buyer entity's business and which are more commonly referred to as maintenance, repair and operations materials or "MRO" (e.g., desks, paper, pencils, chairs) and specifically excluding materials that are directly incorporated into the ultimate product or service



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[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

sold by such buyer entity to its customers. For the avoidance of doubt, it is further understood and agreed that nothing in this Agreement or any of the attachments hereto shall restrict Commerce One's ability to license the Software to third parties for their own internal use in procuring goods or services electronically on their own behalf for fulfillment of their own internal business needs. [*] If the parties do not reach an agreement within ten (10) business days of notice of such transaction by Commerce One, [*]. Upon the expiration of the Exclusivity Period, Commerce One shall have the right to negotiate with any third parties regarding licensing the Software, provided that Commerce One grants NTT the first right of negotiation. Such first right of negotiation shall not preclude Commerce One from negotiating with other third parties. This first right of negotiation period shall expire three months from the date of the expiration of the Exclusivity Period.

     3. SUPPORT. During Phase II, Commerce One will make available to NTT, [*] such Software support including on-site and off-site support as Commerce One makes available generally to its customers of the Software located in Japan.

     4.   CONSULTING SERVICES.

          4.1 SERVICES. Commerce One shall use reasonable best efforts to provide those services and/or deliver any Deliverables to NTT as set forth in the applicable Statement of Work and NTT shall use reasonable efforts to provide, or make available to Commerce One, free of charge, any information, hardware or software resources or other materials of NTT, and assistance reasonably required for the performance of such services and reasonable access to NTT's facilities. Without limiting the foregoing, NTT shall use reasonable efforts to perform those tasks and assume those responsibilities set forth in the Statement of Work. The Statement of Work may also set forth certain assumptions related to the services, and to the extent such assumptions are not met or are inaccurate, the cost and schedule of the services may be affected. NTT acknowledges and agrees that Commerce One's performance is dependent on NTT's timely and effective satisfaction of all of NTT's responsibilities hereunder and timely decisions and approvals by NTT. Commerce One is entitled to rely on all decisions and approvals of NTT in connection with the services provided hereunder. The information NTT has provided to Commerce One is true, accurate and complete.

          4.2 PERFORMANCE. Commerce One warrants that the Services shall be performed in a professional and workmanlike manner using persons with skills and experience appropriate to their function.

          4.3 DELAYS. If NTT, or any third party acting on NTT's behalf, does not provide any required item or service to Commerce One on a timely basis in accordance with the applicable Statement of Work, then the dates set forth in such Statement of Work which have been directly or indirectly affected by such delay, shall be extended as reasonably necessary to account for such delay.


_________________________________

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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          4.4  PROGRESS REPORTS; REVIEW MEETINGS. Commerce One will provide to NTT progress reports regarding its work progress during development as set forth in a Statement of Work or otherwise by mutual agreement. In addition, the Project Managers (as defined below) shall participate in project review meetings as set forth in a Statement of Work or otherwise by mutual agreement. Any agreement reached among the parties at such meeting to modify a Statement of Work shall be prepared in writing and duly signed by the Project Manager of each party, and such revised Statement of Work shall be binding upon the parties with respect to the subject matter thereof.

          4.5 SPECIFICATIONS. The parties will work in good faith to complete the Specifications for each Deliverable within thirty (30) days prior to the delivery date for such Deliverable specified in the Statement of Work. Upon written approval of both parties to the final version of the Specifications for a Deliverable, such final version shall be deemed the "Specifications" for such Deliverable for purposes of this Agreement. If after such good faith discussions, the parties do not agree upon the Specifications for a Deliverable within such thirty (30) day period, either may terminate this Agreement with respect to such Deliverable by forty-five
(45) days prior written notice to the other party within thirty (30) days after the expiration of such time period.

          4.6 PROJECT MANAGERS. NTT and Commerce One shall each designate a project manager who will be responsible for, and authorized to: (i) make decisions regarding the Statement of Work; (ii) give any necessary approvals in conjunction with the Statement of Work; and (iii) provide Commerce One personnel with information and support for performance of the Statement of Work.

          4.7 MODIFICATIONS TO STATEMENT OF WORK. Should NTT desire to change the services specified in the Statement of Work, or request additional services not included in the Statement of Work, NTT shall submit the proposed modification in writing to Commerce One. Commerce One may, as determined by Commerce One, elect to perform such modification or additional services, and if Commerce One elects to perform such modifications or additional services, Commerce One will provide NTT with a cost estimate and schedule impact for performing the modifications and/or additional services in a revised Statement of Work. Upon NTT's written acceptance of the revised Statement of Work, Commerce One will proceed to perform the modifications mutually agreed to by the parties.

          4.8 COMMENCEMENT CONDITION OF PHASE II: It is hereby understood and agreed that Phase II shall be (i) commenced on or after NTT shall enter into a certain letter of intent with its potential customer who desires to receive an electronic procurement services from NTT by utilizing the localized Japanese language version of the Software, and (ii) pursued by taking the needs and requirements of the potential customer into due consideration. [*]

          4.9 PREFERRED STATUS. NTT will have the right to participate in Commerce One's program for third party participation in periodic design review meetings with Commerce


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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

One's collaboration partners for the Software. In addition, Commerce One will provide a dedicated Commerce One liaison to be located in Japan during Phase II.

          4.10 All members of Commerce One Resource (as set forth on EXHIBIT
F) shall, while working at the Designated Sites, observe and abide by the laws and regulations of the country having jurisdiction over such location, and all rules and regulations applicable at the Designated Sites, as well as any and all instructions given by NTT, provided that such instructions are reasonable. Commerce One shall at its sole discretion provide all members of Commerce One Resource with appropriate guidance and otherwise cause them to observe the provisions of this Agreement including the preceding paragraph.

               NTT shall not be liable to Commerce One for any act or omission of any member of Commerce One or for any accident while they are staying at the Designated Sites or on the way to and from the Designated Sites or to such personnel's home country. Commerce One, at its own cost, shall subscribe to and maintain an insurance policy or policies covering any accident referred to above, and any other appropriate property and liability insurance for all members of Commerce One during their stay in the Designated Sites.

               Nothing contained herein shall be construed as creating or requiring any employment or labor relationship between NTT and any member of Commerce One .

               When the services in each week are furnished, Commerce One shall present a compiled weekly work sheet to NTT specifying works and dates worked by each member of Commerce One Resource. Within seven (7) days after receipt of the weekly work sheet, NTT shall verify the work sheet and issue the accepted weekly work sheet to Commerce One. Should NTT fail to verify a weekly work sheet, the services provided by Commerce One during the week in question shall be deemed to have been accepted by NTT on the passage of said seven (7) days. Should any defect or incorrectness be found in the work sheet presented and so is pointed out by NTT, and agreed to as a defect or incorrectness by Commerce One, Commerce One shall revise such defect or incorrectness immediately and NTT shall verify and accept the revised work sheet in the same way. It is hereby understood and agreed that NTT will not accept any time stated in the work sheet as spent by a particular member of Commerce One, if such work is not performed in accordance with this Agreement.

     5.   DELIVERY AND ACCEPTANCE.

          5.1 DELIVERABLES. Upon completion of each Deliverable, Commerce One shall deliver such Deliverable to NTT.

          5.2 ACCEPTANCE PROCEDURE. Within twenty (20) days after receipt of each Deliverable, NTT shall review, test and evaluate the Deliverable for conformity with the Specifications and shall provide Commerce One with a written acceptance of the Deliverable, or a written statement of defects to be corrected. Commerce One shall promptly correct such defects, if any, and return the Deliverable to NTT for retesting, review and reevaluation, and NTT shall, within twenty (20) days of such redelivery, again provide Commerce One with a list of defects which need to be corrected, if any. Failure of NTT to provide Commerce One with a statement of acceptance or defects within the applicable acceptance period shall be deemed acceptance by NTT of the Deliverable. The foregoing procedure shall be repeated until acceptance of each Deliverable by NTT; provided that if a Deliverable is rejected five or more times by NTT and Commerce One has used all reasonable efforts to correct the rejected Deliverable to bring it into conformity with the Specifications, NTT will accept the Deliverables. Notwithstanding the foregoing, Commerce One agrees to discuss with NTT the possibility of redefining the specifications for the Deliverable.

          5.3 FINAL ACCEPTANCE. Upon NTT's acceptance of each Deliverable, Commerce One shall promptly provide NTT with one (1) master copy of the Deliverable for use in accordance with the terms of this Agreement. NTT shall not remove any copyright, trademark or other Intellectual Property rights notice placed by Commerce One on the master copies.

     6. MARKETING. The parties agree to negotiate in good faith a definitive agreement describing the commercial relationship between the parties for establishment of an electronic procurement service utilizing the Software for use within the Field of Use (as defined above) on pricing terms as favorable as those pricing terms offered by Commerce One to any similarly situated third party under a Comparable Marketing Agreement. For purposes of this Section, "Comparable Marketing Agreement" means a marketing agreement that (i) exists as of the effective date of the definitive agreement between NTT and Commerce One,
(ii) is for the same products and services and (iii) has substantially the same scope, terms and conditions as the definitive agreement entered into between NTT and Commerce One. It is understood that such definitive agreement will contain an exclusivity provision as broad as that set forth in Section 2.6 above, subject to the parties' agreement on the scope of NTT's performance obligations, as well as other terms and conditions to be negotiated in good faith by the parties. [*]

     7.   OWNERSHIP OF PROPRIETARY RIGHTS.

          7.1 SOFTWARE. The Software is protected by both United States copyright law and international copyright treaty provisions. NTT agrees to reproduce the Commerce One Intellectual Property rights notices and all other legal notices, including but not limited to other proprietary notices and notices mandated by governmental entities, on all complete or partial copies or transmissions, if any, of the Software. As between Commerce One and NTT, Commerce One or its licensors, as applicable, retain sole and exclusive ownership of all right, title and interest in and to the Software and all Intellectual Property rights relating thereto. In addition, Commerce One shall own all rights in any copy, translation, modification, adaptation or derivative work of the Software, and NTT hereby assigns all rights in them to Commerce One. Without limiting the foregoing, NTT shall own all Intellectual Property rights directly related to any additional features to the Software that NTT develops independently and without input from Commerce Once, provided that the software developed by NTT has a substantial use that does not infringe any Commerce One patent rights. Without limiting the obligations set forth in Section 2.6 above, if NTT files any patents or patent applications whose claims read on the manufacture, sale or use of the Software, then NTT shall promptly give notice to Commerce One in writing of such application or filing, and negotiate in good faith a license grant to Commerce


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                                      -7-

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One related to such claims made by NTT, including the right for Commerce One to grant sublicenses to its customers and distributors, on reasonable and customary terms and conditions to be negotiated in good faith between NTT and Commerce One. NTT further agrees to assign all other modifications and customizations to Commerce One that NTT develops in the exercise of all other rights granted by Commerce One to NTT under this Agreement. NTT shall physically identify the Software and any related materials as owned by Commerce One. All rights not expressly granted hereuner are reserved by Commerce One and its licensors. NTT shall physically identify the Software and any related materials as owned by Commerce One. All rights not expressly granted hereunder are reserved by Commerce One and its licensors.

          7.2 COMMERCE ONE TECHNOLOGY. As between NTT and Commerce One, Commerce One shall own all right, title and interest in and to the Commerce One Technology. NTT hereby irrevocably assigns, and agrees to assign, to Commerce One all of its right, title and interest in and to the Commerce One Technology. NTT agrees to, and to cause its employees, agents and consultants to, execute such documents and perform such acts, as may be reasonably necessary to perfect Commerce One's rights as set forth in this Section 7 and to obtain, enforce and defend Intellectual Property rights in and to the Commerce One Technology.

          7.3 DELIVERABLES INCLUDING NTT CONFIDENTIAL INFORMATION. If NTT provides Commerce One with any NTT Confidential Information as defined in
Section 11 below, Commerce One and NTT agree to discuss in good faith the ownership of any Deliverables containing such NTT Confidential Information:
Provided however, NTT shall have no obligation to provide any NTT Confidential Information if the parties cannot resolve such ownership to the mutual satisfaction of both parties.

          7.4  RIGHT TO DEVELOP INDEPENDENTLY. Without limiting the intent of
Section 2.6 above, NTT understands and acknowledges that Commerce One is in the business of developing products and providing consulting services similar to those provided for NTT for other parties based upon the same tools and knowledge base, and NTT agrees that nothing in this Agreement will impair Commerce One's right to provide the same services or develop for itself or others deliverables substantially similar to, or performing the same or similar functions as, the Deliverables under this Agreement.

          7.5 USER GROUP. During the term of this Agreement, NTT will have the right to participate in any "user group" forums which Commerce One may establish from time to time for the purpose of exchanging information and ideas regarding the establishment of similar electronic procurement services.

     8.   COMPENSATION.

          8.1 LICENSE FEE. NTT shall pay Commerce One the nonrefundable, noncreditable license fees ("License Fees") set forth in EXHIBIT F.

          8.2 SERVICE FEES. In consideration for performing the services listed in the Statement of Work, NTT shall pay Commerce One the nonrefundable, noncreditable service fees

("Service Fees") set forth on EXHIBIT F. All fees quoted and payments made shall be in U.S. Dollars. Invoices shall be due and payable within [*] days of the receipt date of invoice. NTT shall reimburse Commerce One for any out-of-pocket expenses, if accompanied by the payment evidence, that are actually incurred by Commerce One in performing under each Statement of Work.

          8.3  LATE PAYMENT AND TAXES.

               (a) Any amounts due hereunder and not paid within [*] of the receipt date of invoice shall accrue interest at the rate of one and one-half percent (1.5%) per month or the maximum rate permitted by applicable law, whichever is less, determined and compounded on a daily basis from the date due until the date paid. NTT shall be responsible for all sales taxes, use taxes and similar taxes and charges of any kind imposed by any federal, state or local governmental entity for products and/or services provided under this Agreement, excluding only taxes based solely upon Commerce One's net income.

               (b) All payments by NTT specified hereunder are expressed as net amounts and shall be made free and clear of, and without reduction for, any withholding taxes. Any such taxes which are otherwise imposed on payments to Commerce One shall be the sole responsibility of NTT. NTT shall provide Commerce One with official receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by Commerce One to establish that such taxes have been paid. If Commerce One uses a foreign tax credit received by Commerce One as a result of the payment of withholding taxes by NTT and thereby reduces the amount of U.S. income tax that Commerce One otherwise would have paid, Commerce One shall refund to NTT the amount of such reduction with respect to such foreign tax credit.

     9.   INDEMNIFICATION.

          9.1 COMMERCE ONE INDEMNIFICATION. If an action is brought against NTT claiming that the Software infringes any United States patent, or any copyright or trade secret rights of a third party, Commerce One shall defend NTT and shall pay the damages and costs finally awarded against NTT, or settlements entered into by Commerce One on NTT's behalf, in the action, but only if (a) NTT notifies Commerce One promptly and in writing upon learning that the claim might be asserted, (b) Commerce One has sole control over the defense of the claim and any negotiation for its settlement or compromise, and (c) NTT cooperates and assists in the defense or settlement of the claim, as reasonably requested by Commerce One. The indemnity set forth herein will not apply if and to the extent that the infringement claim results from (a) a correction, modification or unauthorized merged portion of the Software not provided by Commerce One, (b) the failure to promptly install an update, (c) the combination of the Software with items not provided by Commerce One, or (d) the performance of services or development of customizations to the Software by Commerce One pursuant to a specific design submitted by NTT.


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     If NTT's use of the Software is enjoined by a court of competent jurisdiction, or if Commerce One wishes to minimize its liability hereunder, Commerce One may, at its option and expense, either (a) substitute a substantially equivalent non-infringing item, (b) modify the infringing item so that it no longer infringes but remains functionally equivalent, (c) obtain for NTT the right to continue using such item, or (d) terminate the licenses set forth herein with respect to the allegedly infringing Software and refund the portion of the License Fees attributable to such Software.

     NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, THE FOREGOING STATES THE ENTIRE LIABILITY AND OBLIGATION OF COMMERCE ONE AND ITS LICENSORS WITH RESPECT TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE SOFTWARE, OR OTHERWISE ARISING OUT OF THIS AGREEMENT.

          9.2 NTT INDEMNIFICATION. NTT shall indemnify and hold harmless Commerce One from and against any damages and costs finally awarded against Commerce One, or settlements entered into by NTT on Commerce One's behalf, in connection with any claims, actions, suits or proceedings brought by third parties arising out of or relating to the use by NTT of the Software, but only if (a) Commerce One notifies NTT promptly and in writing upon learning that the claim might be asserted, (b) NTT has sole control over the defense of the claim and any negotiation for its settlement or compromise, and (c) Commerce One cooperates and assists in the defense or settlement of the claim, as reasonably requested by NTT. The indemnity set forth herein will not apply if and to the extent that: (i) the claim, action, suit or proceeding results from the negligence or willful misconduct of Commerce One or any officer, director, employee, affiliate, agent, consultant or representative of Commerce One, or breach of the Agreement by Commerce One or any officer, director, employee, affiliate, agent, consultant or representative of Commerce One; or (ii) it would be inconsistent with Commerce One's indemnification obligations to NTT under Section 9.1.

     10.  LIMITATION OF LIABILITY.

          If either party shall sustain any damage due to any willful misconduct or negligence by the other party or breach by the other party of its obligations under this Agreement, the damage-sustained party shall be entitled to claim, against the other party, recovery of actually proven damage but only to the extent of damage which shall arise as direct consequences thereof and to such limit not exceeding the total amount of fees set forth in Section 8.1 and 8.2 above.

     IN NO EVENT WILL COMMERCE ONE OR ANY OF ITS LICENSORS BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA OR OTHER PECUNIARY LOSS), IN CONNECTION WITH OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE SOFTWARE OR THE USE OR INABILITY TO USE THE SOFTWARE, OR THE FURNISHING, PERFORMANCE OR USE OF THE DELIVERABLES OR SERVICES PERFORMED HEREUNDER, WHETHER BASED UPON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, INCLUDING NEGLIGENCE,

EVEN IF COMMERCE ONE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOT WITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

     IN NO EVENT WILL NTT BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA OR OTHER PECUNIARY LOSS), IN CONNECTION WITH OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER BASED UPON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, INCLUDING NEGLIGENCE, EVEN IF NTT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

     11.  CONFIDENTIALITY.

          "Confidential Information" of Commerce One means the Software, this Agreement, including the Statements of Work, the Deliverables, any trade secrets, data, documentation or other information relating to or used in the Software or Deliverables, or any other information relating to the work performed under the Statement of Work or Commerce One's business or product plans, marketing information, finances, or other similar information of a proprietary or confidential nature. "Confidential Information" of NTT means this Agreement, including the Statement of Work information of a nontechnical nature concerning NTT's business plans, finances, marketing information, or other similar information of a proprietary or confidential nature. NTT will not provide Commerce One with any NTT Confidential Information, including the information which will be acquired through the remote access to NTT's computers pursuant to Section 2.4 without Commerce One's prior written approval. In the event Commerce One shall require access to technical information considered confidential to NTT, Commerce One agrees to enter into a mutually acceptable confidentiality agreement with NTT for the limited purpose of the required disclosure. Confidential Information that is in written, graphic, machine readable or other tangible form shall be marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature. If Confidential Information is disclosed orally, it shall be confirmed at the time of disclosure as confidential and be reduced to written summary and delivered to the receiving party within forty-five (45) days after disclosure and marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature. Each party shall not use Confidential Information of the other party except as authorized herein or otherwise authorized in writing, shall implement reasonable procedures to prohibit the disclosure, unauthorized duplication, misuse or removal of the other party's Confidential Information, shall not disclose such Confidential Information to any third party, and shall only disclose the Confidential Information to those of its directors, employees, subsidiaries and advisors who need access to such information to exercise the rights and fulfill the obligations set forth herein. Without limiting the foregoing, each of the parties shall protect the Confidential Information using at least the same procedures and degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event less than reasonable care. Should any portion of the Confidential Information be disclosed or used, the receiving party shall cooperate fully with the disclosing party to enforce its proprietary rights.

     The parties understand, however, that any of the following information is not subject to this confidentiality requirement:

     (1) information which at the time of disclosure was or thereafter becomes in the public domain through no act or omission of the recipient;

     (2) information which prior to disclosure was already in the recipient's possession either without limitation on disclosure to others or subsequently becoming free of such limitation;

     (3) information obtained by the recipient from a third party having an independent right to disclose the information;

     (4) information which is independently developed by the recipient without using the Confidential Information; or

     (5) information that the receiving party is required to disclose by any court order or government action; provided that the receiving party gives the disclosing party at least 30 days' advance written notice to seek a protective order relating to any such disclosure and, provided, further, that the receiving party will only furnish the portion of the Confidential Information that it is required to disclose.

     12.  LIMITED WARRANTY; DISCLAIMER OF WARRANTIES

          12.1 LIMITED WARRANTY. Commerce One warrants to NTT that for a period of [*] from the date of acceptance (the "Warranty Period"), the Software and/or Deliverable, as applicable, will perform substantially in accordance with the applicable Specifications when operated on a system which meets the requirements specified by Commerce One in such Specifications.

     In case where the Software and/or Deliverable does not function as warranted due to any cause not attributable to NTT, Commerce One shall use commercially reasonable efforts to repair or replace such malfunction without any charge to NTT, and in case where said repair or replacement is not completed by Commerce One within a reasonable period of time, the License Fees or Service Fees set forth in Sections 8.1 and 8.2, respectively, shall be refunded by Commerce One as applicable. In case of the License Fees, such refund shall be in full during the first [*] of the Warranty Period. During the final six months of the Warranty Period, Commerce One will refund the portion of License Fees attributable to such Software less a reasonable amount for use based on straight line depreciation over a [*] period. In case of the Service Fees, such refund shall be as determined by the parties in good faith.


_____________________________

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          12.2 DISCLAIMER OF WARRANTIES. EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 12, COMMERCE ONE AND ITS LICENSORS MAKE NO WARRANTIES EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 12, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, WITH RESPECT TO THE SOFTWARE, THE SERVICES PERFORMED UNDER THIS AGREEMENT OR THE STATEMENT OF WORK, OR THE DELIVERABLES, AND COMMERCE ONE SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

     13.  TERM AND TERMINATION.

          13.1 TERM. This Agreement shall commence on the Effective Date and shall be terminated on the end of the Pilot Period or the day otherwise agreed to by both parties hereto, unless earlier terminated as follows: (a) if NTT fails to make any payment due within [*] after receiving written notice from Commerce One that such payment is delinquent, Commerce One may terminate this Agreement on written notice to NTT at any time following the end of such [*] period; or (b) if either party materially breaches any term or condition of this Agreement and fails to cure that breach within [*] after receiving written notice of the breach stating the notifying party's intent to terminate, the nonbreaching party may terminate this Agreement on written notice at any time following the end of such [*] day period.

          13.2 EFFECT OF TERMINATION. Upon the expiration or termination of this Agreement for any reason NTT shall immediately pay to Commerce One all amounts due and outstanding as of the date of such termination or expiration, and the parties shall return or destroy, at the other parties discretion, all originals and all copies of such Confidential Information, including all copies of the Software or portions thereof and any related materials, and if destroyed, provide written certification of destruction. The following sections shall survive the expiration or termination, for any reason, of this Agreement: 7.1, 7.2, 8, 9, 10, 11, 12, 13.2 and 14.

     14.  MISCELLANEOUS.

          14.1 FORCE MAJEURE. Neither party will incur any liability to the other party on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement, except for the failure to meet any financial obligation, if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond the control and without negligence of the parties; provided that NTT shall be excused from payment for monies due and owing by NTT to Commerce One for a period not to exceed 10 days during the period of such impossibility, which period may be extended by mutual agreement. Such events, occurrences, or causes will include, without limitation, acts of God, strikes, lockouts, riots, acts of war, earthquake, fire and explosions.


_______________________________

[*]= CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

          14.2 INDEPENDENT CONTRACTORS. The relationship between NTT and Commerce One hereunder is that of independent contractors and nothing herein will be deemed to create a joint venture, partnership or agency relationship between the parties for any purpose.

          14.3 SUBCONTRACTORS. Commerce One may use subcontractors in connection with the performance of services hereunder, subject to NTT's prior written consent which consent shall not be unreasonably withheld.

          14.4 NO SOLICITATION. During the term of this Agreement and for one
(1) year thereafter, NTT agrees not to solicit the employment of any employee or consultant of Commerce One.

          14.5 WAIVER. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action.

          14.6 SEVERABILITY. If any term, condition, or provision in this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

          14.7 AMENDMENT. This Agreement may not be amended, except by a writing signed by both parties.

          14.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed to be an original and such counterparts together will constitute one and the same agreement.

          14.9 GOVERNING LAW. This Agreement will be interpreted and construed in accordance with the laws of the State of California, without regard to conflict of law principles or the 1980 UN Convention on Contracts for the International Sale of Goods.

          14.10     ARBITRATION.

               (a) Any dispute, controversy or claim arising out of or relating to this Agreement, including whether either or both of the parties have satisfied their obligation to negotiate in good faith under Section 6 or
Section 12 of this Agreement, shall be determined by final and binding arbitration: (i) in Santa Clara, California, in accordance with the commercial rules of the American Arbitration Association ("AAA"), in case NTT requests an arbitration; and (ii) in Tokyo, in accordance with the commercial arbitration rules of the Japan Commercial Arbitration Association ("JCAA"), in case Commerce One requests an arbitration. The arbitration shall be conducted in the English language and by three arbitrators appointed in accordance with said rules. Each party shall bear its own expenses in connection with such arbitration.

               (b) Notification of any claim that a party has not fulfilled its obligation under Section 6 or Section 12 of this Agreement ("Notice") must be delivered within thirty (30) calendar days after the expiration of the Marketing Date or the conclusion of the Warranty Period as applicable. Each party shall prepare a written report setting forth its position within thirty (30) calendar days of receipt of the Notice.

          14.11 NONASSIGNMENT/BINDING AGREEMENT. Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by NTT, in whole or in part, whether voluntary or by operation of law, including by way of sale of assets, merger or consolidation, without the prior written consent of Commerce One, which consent will not be unreasonably withheld. Notwithstanding the foregoing, at the time of NTT's reorganization (the "Reorganization") as prescribed in the Supplementary Provisions to the Law Concerning Partial Amendment to the Nippon Telegraph and Telephone Corporation Law (Law No. 98 of 1997 of Japan), NTT may assign this Agreement to one of the entities (the "Replacing Entity") to be established pursuant to such Reorganization. Upon prior written notice to Commerce One, the Replacing Entity shall replace NTT as a party to this Agreement and assume all of NTT's rights and obligations hereunder in writing, and in such event, Commerce One agrees to release and discharge NTT from any further obligations under this Agreement. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and assigns.

          14.12 ENTIRE AGREEMENT. This Agreement (including the Exhibit(s) and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supersedes all previous communications, representations, understandings and agreements, whether oral or written, between the parties with respect to said subject matter.






                                      -15

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMERCE ONE, INC.                          NTT


By:__________________________________       By:_______________________________

Name:________________________________       Name:_____________________________

Title:_______________________________       Title:____________________________